Exhibit 4.8

$1,325,000,000

TRINSEO MATERIALS OPERATING S.C.A. and

TRINSEO MATERIALS FINANCE, INC.

$1,325,000,000 8.750% SENIOR SECURED NOTES DUE 2019

PURCHASE AGREEMENT

JANUARY 24, 2013

DEUTSCHE BANK SECURITIES INC.

As Representative of the several

Initial Purchasers named in Schedule I attached hereto,

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Trinseo Materials Operating S.C.A., a société en commandite par actions (“partnership limited by shares”) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach and registered in the Luxembourg Trade and Companies Register under number B153586 and Trinseo Materials Finance, Inc., a Delaware corporation, (each a “Company” and together, the “Companies”), propose, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $1,325,000,000 in aggregate principal amount of their Senior Secured Notes due 2019 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among each Company, the Initial Guarantors (as defined below), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wilmington Trust, National Association, as collateral agent (the “Collateral Agent”). Each Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed in the manner and within the time period specified in Schedule V hereto (the “Guarantees”) by the guarantors listed in Schedule II hereto that are not parent companies of the Companies (each a “Guarantor” and, collectively the “Guarantors”), and initially to be guaranteed on the Closing Date (as defined herein) by the Guarantors specified in Schedule II hereto that are U.S. subsidiaries of the Companies (the “Initial Guarantors”) and to be guaranteed after the Closing Date by each other Guarantor specified in Schedule II hereto (the “Post-Closing Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from each Company by the Initial Purchasers.

The Notes will initially have the benefit of a first-priority security interest (subject to intervening liens) in the assets of the Company and the Guarantors, as described in the Pricing Disclosure Package (as defined below). That certain Security Agreement, dated as of January 29, 2013 (the “Security Agreement”), relating to the Notes, together with all other documents and instruments evidencing or creating or purporting to create a security interest in favor of the Collateral Agent shall hereinafter be referred to collectively as the “Security Documents.” In connection with the offer and sale of the Notes, Deutsche Bank AG New York Branch, as collateral agent for the lenders under the Company’s senior secured credit facilities, and the Collateral Agent will have entered into an Intercreditor Agreement, to be dated as of January 29, 2013, (the “Intercreditor Agreement”), pursuant to which the Collateral Agent will agree that the Notes will constitute First-Lien Obligations (as defined in the Intercreditor Agreement).

As described in the Pricing Disclosure Package and the Offering Memorandum (as defined below), in connection with the issuance and sale of the Notes, the Company is seeking an amendment to its existing senior secured credit agreement, dated as of June 17, 2010, among the Company, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (the “Administrative Agent”) and certain other parties thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), to provide, among other things, for the sale of the Notes, the proceeds of which are being used to refinance borrowings outstanding under the Credit Agreement, and certain other modifications to the Credit Agreement (the “Credit Agreement Amendment”).

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Companies and the Guarantors have prepared a preliminary offering memorandum, dated January 17, 2013 ( the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and will prepare an offering memorandum, to be dated January 24, 2013 (the “Offering Memorandum”), setting forth information regarding the Companies, the Guarantors, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Companies and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 2:00 p.m. (New York City time) on the date of this Agreement.

You have advised the Companies that you will offer and resell the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S (collectively, the “Exempt Resales”). As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

A registration rights agreement (the “Registration Rights Agreement”) shall be entered into among the Companies, the Initial Guarantors and the Initial Purchasers to be dated the Closing Date. Pursuant to the Registration Rights Agreement, as supplemented by joinders thereto (a “Registration Rights Joinder”) to be executed by the Post-Closing Guarantors following the Closing Date, the Companies and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the Securities Act relating to the Companies’ Notes (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such offering is referred to as the “Exchange Offer”.

2. Representations, Warranties and Agreements of the Companies and the Guarantors. Each Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows, provided that each Guarantor only represents and warrants as to itself and not to any of the other Guarantors or any Company, and further provided that references to Guarantors below apply on the date of this Agreement to the Initial Guarantors and references to Guarantors below apply on the date of any joinder agreement in the form of Exhibit A hereto (the “Purchase Agreement Joinder”) also to the Guarantor entity executing any such Purchase Agreement Joinder:

(a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Companies or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of your representations and warranties in Section 4 hereof, the offer, sale and delivery of the Notes to the Initial Purchasers pursuant hereto are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D was used by the Companies, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Companies and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Companies, the Guarantors or any of their respective representatives (other than you, as to whom the Companies and the Guarantors makes no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Companies, any affiliate of the Companies and any person acting on its or their behalf (other than you, as to whom the Companies and the Guarantors make no representation) have complied with and will comply with the “offering restrictions” requirements of Rule 902 under the Securities Act.

(e) Neither any Company, any Guarantor nor any other person acting on behalf of any Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(f) No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Company or any of the Guarantors is contemplated.

(g) The Offering Memorandum will not, as of its date or as of the Closing Date, as then amended or supplemented by the Companies, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).

(i) The Companies have not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

(j) The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule IV(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).

(k) Each Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture or the Supplemental Indenture (as defined in Schedule V), as applicable. The Indenture has been duly and validly authorized by each Company and the Initial Guarantors, and upon its execution and delivery and, assuming due authorization, authentication, execution and delivery by the Trustee, when the Notes are duly executed and authenticated by each Company and delivered to and paid for by the Initial Purchasers in accordance with this Agreement and the Indenture, will constitute the valid and binding agreement of the Companies and the Initial Guarantors, enforceable against each Company and the Initial Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”). Upon the due authorization, execution and delivery of the Supplemental Indenture by the Post-Closing Guarantors and assuming due authorization, authentication, execution and delivery by the Trustee, the Indenture as supplemented by the Supplemental Indenture will constitute the valid and binding agreement of Post-Closing Guarantors, enforceable against the Post-Closing Guarantors in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

(l) Each Company has all requisite corporate power and authority to execute, issue and sell, and to perform its obligations under, the Notes. The Notes have been duly authorized by each Company and, when duly executed by each Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Companies entitled to the benefits of the Indenture, enforceable against each Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations.

(m) Each Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by each Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of each Company entitled to the benefits of the Indenture, enforceable against each Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations.

(n) Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Initial Guarantors in accordance with its terms, assuming due authorization, authentication, execution and delivery of the Indenture by the Trustee, and, when the Notes are duly executed and authenticated by each Company and delivered to and paid for by the Initial Purchasers in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Initial Guarantors, enforceable against the Initial Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations. When the Supplemental Indenture is duly executed and delivered by the Post-Closing Guarantors in accordance with its terms, assuming due authorization, authentication, execution and delivery of the Indenture and Supplemental Indenture by the Trustee, and, when the Notes are duly executed and authenticated by each Company and delivered to and paid for by the Initial Purchasers in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Post-Closing Guarantors, enforceable against the Post-Closing Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations.

(o) Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations.

(p) Each Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement or the Registration Rights Joinder, as applicable. The Registration Rights Agreement or the Registration Rights Joinder, as applicable, has been duly authorized by each Company and each Guarantor and, when executed and delivered by each Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of each Company and each Guarantor in accordance with the terms thereof, enforceable against each Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

(q) Each Company and each Guarantor has all requisite corporate, partnership or limited liability company power, as applicable, to execute and deliver, and to perform its obligations under, this Agreement or a Purchase Agreement Joinder, as applicable. This Agreement has been duly and validly authorized, executed and delivered by each Company and each of the Initial Guarantors.

(r) The Company and Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under the Security Documents and the Intercreditor Agreement. The Security Documents and the Intercreditor Agreement have been duly authorized by the Company and the Guarantors, and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Limitations. The Security Documents, when executed and upon delivery of the items referred to in the Intercreditor Agreement to the Collateral Agent, will create valid and enforceable security interest in and liens on the Collateral for the benefit of the holders of the Notes and, upon the filing of appropriate financing statements and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than the liens securing the obligations under the Credit Agreement and Permitted Liens (as defined under the caption “Description of Notes” in the Pricing Disclosure Package and Offering Memorandum), in each case subject to the Enforceability Limitations.

(s) No relationship, direct or indirect, that would be required to be described in a registration statement of the Companies pursuant to Item 404 of Regulation S-K, exists between or among the Companies or any Guarantor and their respective subsidiaries, on the one hand, and the directors, officers or stockholders of any Company or any Guarantor and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(t) Immediately after the consummation of the Financing Transactions, each Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of any Company and its consolidated subsidiaries, taken as a whole, are not less than the total amount required to pay the probable liabilities of such Company and its consolidated subsidiaries, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) any Company and its consolidated subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, any Company and its consolidated subsidiaries, taken as a whole are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, (iv) any Company and its consolidated subsidiaries, taken as a whole are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Company and its subsidiaries are engaged, and (v) any Company and its consolidated subsidiaries are not defendants in any civil action that would result in a judgment that such Company and its consolidated subsidiaries, taken as a whole, is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(u) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between any Company, any Guarantor and any person granting such person the right to require any Company or any Guarantor to file a registration statement under the Securities Act with respect to any debt securities of any Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require any Company or any Guarantor to include such securities with the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by any Company or any Guarantor under the Securities Act.

(v) Neither any Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(w) Neither the issuance, sale and delivery of the Notes nor the application of the proceeds from the sale of the Notes will violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(x) Each of the Companies, the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing (to the extent such concept exists in the jurisdiction of organization of a Guarantor) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Companies and their subsidiaries taken as a whole (such an effect, a “Material Adverse Effect”). Each of the Companies, the Guarantors and their respective subsidiaries have all corporate power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(y) The Companies have an authorized capitalization as set forth under the caption “Capitalization” in each of the Pricing Disclosure Package and the Offering Memorandum. The information set forth under the caption “Capitalization” in each of the Pricing Disclosure Package and the Offering Memorandum is true and correct in all material respects. All of the issued shares of capital stock of each Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of each Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts exist in the jurisdiction of organization of such subsidiary) and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the Pricing Disclosure Package and the Offering Memorandum or securing Trinseo Materials Operating S.C.A.’s existing senior secured credit facility) are owned directly or indirectly by each Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The issue and sale of the Notes and the Guarantees by the Companies and Guarantors, as applicable, the execution, delivery and performance by the Companies and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, this Agreement, the Security Documents and the Intercreditor Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Company, the Guarantors or any of their respective subsidiaries is a party or by which any Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of any Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Company, the Guarantors or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(aa) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by each Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, this Agreement, the Security Documents and the Intercreditor Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders and registrations, filings or qualifications (A) as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Notes and Guarantees by the Initial Purchasers, (ii) with respect to the Exchange Notes and Exchange Guarantees under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, and (iii) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as have been obtained or made prior to the Closing Date.

(bb) The consolidated and/or combined historical financial statements of Trinseo S.A. and its subsidiaries, as applicable, together with related notes and schedules as set forth in the Pricing Disclosure Package and the Offering Memorandum, present fairly in all material respects the financial position and the results of operations and cash flows of Trinseo S.A. and the consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting in the United States (“GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected consolidated financial data included in the Pricing Disclosure Package and the Offering Memorandum presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein.

(cc) PricewaterhouseCoopers LLP and Deloitte & Touche LLP who have certified certain financial statements of Trinseo S.A. and its subsidiaries, whose report appears in the Pricing Disclosure Package and the Offering Memorandum, are independent registered public accounting firms with respect to Trinseo S.A. and its subsidiaries within the meaning of the Securities Act.

(dd) Trinseo S.A. and its subsidiaries maintain a system of internal control over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, as of the date of the most recent balance sheet of Trinseo S.A. and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Trinseo S.A., there were no material weaknesses in Trinseo S.A.’s internal controls.

(ee) Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the most recent balance sheet of Trinseo S.A. and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Trinseo S.A., (i) Trinseo S.A. has not been advised of or become aware of (A) any significant deficiencies in Trinseo S.A.’s internal controls over financial reporting, that would reasonably be expected to materially adversely affect the ability of Trinseo S.A. or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of Trinseo S.A. and each of its subsidiaries; and (ii) there have been no changes in Trinseo S.A.’s internal controls over financial reporting that have materially adversely affected, or would reasonably be expected to materially adversely affect, Trinseo S.A.’s internal control over financial reporting.

(ff) Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, neither the Companies, the Guarantors nor any of their respective subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than securities issued to employees of any Company or any Guarantor pursuant to employee benefit or compensation plans, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, (v) declared or paid any dividend on its capital stock, and (vi) there has not been any material change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of, the Companies, the Guarantors or any of their respective subsidiaries, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) The Companies, the Guarantors and each of their respective subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case that is material to the business of each Company and its subsidiaries, taken as a whole, free and clear of all material liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Offering Memorandum. All assets held under lease by the Companies, the Guarantors or any of their respective subsidiaries that are material to the business of each Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material to each Company and its subsidiaries, taken as a whole.

(hh) Each Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of the appropriate U.S. federal, state or non-U.S. governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither any Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(ii) The Companies and their subsidiaries each own, possess, hold, license or otherwise have the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights and know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) (“Intellectual Property”) necessary to carry on their business in all material respects (“Company Intellectual Property”); (i) To the knowledge of each Company and the Guarantors, no third party is infringing, misappropriating or otherwise violating any Company Intellectual Property; (ii) the Company Intellectual Property has not been adjudged invalid or unenforceable, in whole or in part; and (iii) there is no pending or threatened claim, action or proceeding (A) challenging any Company’s or its subsidiaries’ rights in or to, or the validity, enforceability or scope of, any Company Intellectual Property, or (B) alleging that the conduct of the business of any Company and its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither any Company nor the Guarantors have received notice of, or are aware of any facts that would form a reasonable basis for, any such claim, action or proceeding; except, in the case of (i)-(iii), as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(jj) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any Company or any of its subsidiaries is a party or of which any property or assets of any Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby. To each Company’s and each Guarantors’ knowledge, no such proceedings are threatened by governmental authorities or others.

(kk) The Companies, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

(ll) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no labor disturbance by or dispute with the employees of any Company or any of its subsidiaries exists or, to the knowledge of any Company or any Guarantor, is threatened, in each case that would reasonably be expected to have a Material Adverse Effect.

(mm) Neither any Company nor any of the Guarantors (i) is in violation of its charter or by-laws (or equivalent organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Each Company and each of its subsidiaries (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) The Companies, the Guarantors and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, or have requested extensions thereof, and have paid all taxes due, and no tax deficiency has been determined adversely to the Companies, the Guarantors or any of their respective subsidiaries, except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Each domestic pension plan and welfare plan established or maintained by any Company and/or its subsidiaries has complied in form and operation is in compliance with the currently applicable provisions of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended and all other applicable laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither any Company nor any of its subsidiaries has incurred or reasonably expects to incur, any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA, or any liability under Section 4971 of the Code except as would not reasonably be expected to have a Material Adverse Effect.

(qq) No subsidiary of any Company is currently prohibited, directly or indirectly, from paying any dividends to any Company, from making any other distribution on such subsidiary’s capital stock, from repaying to any Company any loans or advances to such subsidiary from any Company or from transferring any of such subsidiary’s property or assets to any Company or any other subsidiary of any Company, except as described in the Pricing Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect.

(rr) The statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Companies believe to be reliable in all material respects and such data are consistent with the sources from which they are derived.

(ss) Neither any Company nor any of the Guarantors is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(tt) Neither any Company, nor any of the Guarantors has taken directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Companies or the Guarantors in connection with the offering of the Notes.

(uu) Neither any Company nor any of its subsidiaries, nor, to the knowledge of each Company and the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Companies, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any material, individually or in the aggregate, direct or indirect unlawful payments, to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any material, individually or in the aggregate, unlawful bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments.

(vv) The operations of each Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which each Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of any Company, threatened.

(ww) Neither any Company nor any of its subsidiaries nor, to the knowledge of any Company, any director, officer, agent, employee or affiliate of any Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, as each may be amended or supplemented, there has not been any Material Adverse Effect, there has not been any material transaction entered into by any Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Pricing Disclosure Package and the Offering Memorandum, as each may be amended or supplemented.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell and Purchase. The Companies and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Companies, at a purchase price of 98.25% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Companies and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

4. Representations, Warranties and Agreements of the Initial Purchasers.

Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Companies that:

(a) It will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Companies, on the basis of the representations, warranties and agreements of the Companies and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Companies that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(b) It has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Companies in writing, or (v) any written communication relating to or that contains only the terms of the Notes and/or other information that was included in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(c) It hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Notice to Investors” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Companies and their counsel deem necessary).

(d) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act; and

(ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(e) Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Companies that:

(i) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Companies; and

(ii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by the Offering Memorandum to the public in that Relevant Member State other than:

(A) to “qualified investors” as defined in the Prospectus Directive; or

(B) in any other circumstances which do not require the publication by the Companies of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Notes shall require the Companies or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC as amended by Directive 2010/73/EC and includes any relevant implementing measure in each Relevant Member State.

Each of the Initial Purchasers understands that the Companies and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c) and 8(d) hereof, counsel to the Companies and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

5. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Gibson, Dunn & Crutcher LLP, at 10:00 A.M., New York City time, on January 29, 2013 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Companies.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

6. Agreements of the Companies and the Guarantors. The Companies and the Guarantors (provided that references to Guarantors below apply on the date of this Agreement to the Initial Guarantors and references to Guarantors below apply on the date of any Purchase Agreement Joinder also to the Post-Closing Guarantor entity executing such Purchase Agreement Joinder), jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Companies and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, as they may reasonably request.

(b) The Companies and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) If, at any time prior to completion of the initial resales of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of any Company or any of the Guarantors should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented (including by any Free Writing Offering Document), does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary in the opinion of counsel for the Initial Purchasers, to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Companies and the Guarantors will forthwith prepare a supplement or amendment thereto to correct such material misstatement or omission, and will promptly furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(d) Neither any Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Companies will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(e) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the initial distribution of the Notes; provided that in connection therewith no Company shall be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(f) For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Companies and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Company substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of such Company, or sell or grant options, rights or warrants with respect to such debt securities of such Company or securities convertible into or exchangeable for such debt securities of such Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Notes or any debt securities of any Company substantially similar to the Notes, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of any Company substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of such Company, or (iv) publicly announce an offering of any debt securities of any Company substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Deutsche Bank Securities Inc., on behalf of the Initial Purchasers, except in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer.

(g) So long as any of the Notes remain “restricted securities” within the meaning of the Securities Act, the Companies and the Guarantors will, furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

(h) The Companies and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(i) The Companies and the Guarantors will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of any Company or the Guarantors in connection with the offering of the Notes.

(j) Until such time as the Exchange Offer is consummated, the Companies and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Companies, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(k) The Companies and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to the Initial Purchasers or the Eligible Purchasers. None of the Companies, the Guarantors, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Companies, the Guarantors and their respective Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(l) The Company and each Guarantor shall cause the Notes and the Guarantees to be secured by liens on the Collateral to the extent and in the manner provided for in the Indenture and the Security Documents and as described in the Pricing Disclosure Package and the Offering Memorandum.

(m) Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the Security Documents, the Company and the applicable Guarantors shall take the actions specified in Schedule V within the time period set forth therein. The provisions of said Schedule V shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety.

7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Companies and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to the performance of their obligations hereunder, including expenses incident to: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto; (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda; (c) the issuance and delivery by the Companies of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate; (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer; (h) any fees charged by rating agencies for the rating of the Notes and the Exchange Notes; (i) the costs and fees of the Trustee and the Collateral Agent and any agent of the Trustee and Collateral Agent in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Security Documents and the Intercreditor Agreement; (j) all travel expenses of the Companies’ officers and employees and any other expenses of the Companies in connection with any road show presentation to potential purchasers, including 50% of the cost of any aircraft chartered for such road show; and (k) all fees and expenses incurred with respect to negotiating, disclosing, creating and perfecting the security interests in the Collateral contemplated by the Security Documents (including the related fees and expenses of counsel for the Initial Purchasers for all periods prior to and after the Closing Date). It is understood, however, that except as expressly provided herein, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

8. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy when made and on and as of the Closing Date, of the representations and warranties of the Companies and the Guarantors contained herein, to the performance by the Companies and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Kirkland & Ellis LLP shall have furnished to the Initial Purchasers its written opinion, as United States counsel to the Companies and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(b) Loyens & Loeff shall have furnished to the Initial Purchasers its written opinion, as Luxembourg counsel to the Companies, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(c) The Initial Purchasers shall have received from Gibson, Dunn & Crutcher LLP, United States counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such available documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(d) The Initial Purchasers shall have received from Cahill, Gordon & Reindel LLP, United States counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such available documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e) The Initial Purchasers shall have received from NautaDutilh Avocats Luxembourg, Luxembourg counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such available documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Initial Purchasers shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) covering such matters and containing statements and information of the type as are ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information continued in the Price Disclosure Package or the Offering Memorandum.

(g) With respect to the letters of PricewaterhouseCoopers LLP and Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Companies shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) covering such matters and containing statements and information of the type as are ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information continued in the Price Disclosure Package or the Offering Memorandum and (iii) with respect to each bring-down letter, confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) neither any Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of any Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, business or prospects of such Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii) is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(i) The Companies shall have furnished or caused to be furnished to the Initial Purchasers dated as of the date hereof and as of the Closing Date a certificate of the Chief Financial Officer of Trinseo S.A. in the form of Exhibit B hereto.

(j) Each Company and each Initial Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of an executive officer of each Company and each such Initial Guarantor, or other officers satisfactory to the Initial Purchasers, on behalf of such Company or such Initial Guarantor and not in their personal capacity, that (i) the representations and warranties of the Companies and such Initial Guarantors in Section 2 are true and correct on and as of the Closing Date, and such Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (ii) they have examined the Pricing Disclosure Package and the Offering Memorandum, and, to their knowledge, the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded each Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of each Company’s debt securities.

(l) The Notes shall be eligible for clearance and settlement through DTC.

(m) The Companies and the Initial Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received a copy thereof, duly executed by the Companies and such Initial Guarantors.

(n) The Companies, the Initial Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received a copy thereof, duly executed by the Companies, such Initial Guarantors and the Trustee.

(o) The Initial Purchasers shall have received a counterpart of each Security Document and the Intercreditor Agreement that shall have been executed and delivered by duly authorized officers of each party thereto.

(p) At the Closing Date, the Initial Purchasers, the Trustee and the Collateral Agent shall have received the Security Documents and each other document or instrument required to cause the Notes and the Guarantees issued by the Initial Guarantors to be secured by liens on the Collateral, including but not limited to Uniform Commercial Code financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing, in each case to the extent and in the manner provided for in the Indenture and the Security Documents, as described in the Pricing Disclosure Package and the Offering Memorandum and executed by the parties thereto.

(q) The Initial Purchasers, the Trustee and the Collateral Agent shall also have received copies of Uniform Commercial Code, United States Patent and Trademark Office, tax and judgment lien searches or equivalent reports or searches, each as of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Initial Guarantor as debtor and that are filed in those state jurisdictions in which the Company or any Initial Guarantor is organized.

(r) On or prior to the Closing Date, the Companies and the Initial Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

9. Indemnification and Contribution.

(a) The Companies, each Initial Guarantor and each Post-Closing Guarantor (as of the date such Post-Closing Guarantor becomes a party hereto pursuant to a Purchase Agreement Joinder), hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, any Company or any Guarantor in connection with the marketing of the offering of the Notes, including any road show or investor presentations made to investors by either or both Companies (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in any of the foregoing any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Companies and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Marketing Materials or in any Free Writing Offering Document, in reliance upon and in conformity with written information furnished to the Companies by or on behalf of the Initial Purchasers specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability that the Companies or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless each Company, each Guarantor, their respective directors, officers and employees and each person, if any, who controls any Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or in any Marketing Materials, or (ii) the omission or alleged omission to state in any of the foregoing any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Companies by or on behalf of the Initial Purchasers specifically for inclusion therein, which information is limited to the information set forth in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to any Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9 or otherwise, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against any Company or any Guarantor under this Section 9, if (i) the Companies, the Guarantors and the Initial Purchasers shall have so mutually agreed in writing; (ii) the Companies and the Guarantors have failed within 30 days to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Companies and the Guarantors, on the other hand, and the Initial Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there are legal defenses available to them that are different from or in addition to those available to the Companies and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Companies and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Companies and the Guarantors. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Companies and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Companies, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Companies shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Companies shall also be deemed to have been supplied by the Guarantors. The Companies, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Companies and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the third paragraph and the first through seventh sentences of the sixth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum, and, in respect of the Pricing Disclosure Package only, the first sentence of the thirteenth paragraph and the first and second sentence of the fourteenth paragraph of such section, and, in respect of the Offering Memorandum only, the first sentence of the twelfth paragraph and the first and second sentence of the thirteenth paragraph of such section, constitute the only information concerning such Initial Purchasers furnished in writing to any Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

10. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser shall fail or refuse to purchase the Notes that it has agreed to purchase under this Agreement, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than one ninth of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Companies on the terms contained in this Agreement. In the event that within 36 hours, the non-defaulting Initial Purchasers notify the Companies that they have so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Companies may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Companies or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Companies agree to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Companies as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the

Notes, then the Companies shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Companies as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Notes, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Companies or the Guarantors.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Companies, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Companies prior to delivery of and payment for the Notes if, prior to that time, there shall have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ or the NYSE Amex Equities market, or trading in any securities of any Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities, (iii) there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

12. Reimbursement of Initial Purchasers’ Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated and the provisions of Section 7 herein notwithstanding, if (a) the Companies for any reason fail to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Companies and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Companies and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Initial Purchasers, the Companies and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Leveraged Debt Capital Markets, 2nd Floor

Fax: (212) 797-4877

with a copy at the same address to:

Attention: General Counsel, 36th Floor

Fax: (212) 797-4561

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Barbara Becker

Fax: 212-351-6202

and

Andrew Fabens

Fax: (212) 351-5237

and

Cahill, Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention: Stuart Downing

Fax: (866) 884-9983

(b) if to any Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to:

Trinseo Materials Operating S.C.A.

Attention: its general partner

Fax: +352 26 78 62 649A, rue Gabriel Lippmann, L-5365 Munsbach

Grand Duchy of Luxembourg

Trinseo Materials Finance, Inc.

c/o Trinseo S.A.

Attention: Curtis S. Shaw

Fax: (610) 240-3308

1000 Chesterbrook Boulevard

Suite 300

Berwyn, Pennsylvania 19312

With copy to:

Kirkland & Ellis LLP

Attention: Joshua N. Korff

Fax: (212) 446-4900

601 Lexington Avenue

New York, New York 10022

Trinseo S.A.

Attention: its board of directors

Fax: +352 26 78 62 649A, rue Gabriel Lippmann, L-5365 Munsbach

Grand Duchy of Luxembourg

With copy to:

Trinseo S.A.

Attention: Curtis S. Shaw

Fax: (610) 240-3308

1000 Chesterbrook Boulevard

Suite 300

Berwyn, Pennsylvania 19312

With copy to:

Kirkland & Ellis LLP

Attention: Joshua N. Korff

Fax: (212) 446-4900

601 Lexington Avenue

New York, New York 10022

provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) shall be delivered or sent by hand delivery, mail, telex or facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Deutsche Bank Securities Inc., which address will be supplied to any other party hereto by Deutsche Bank Securities Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Each Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Deutsche Bank Securities Inc.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Companies, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Companies and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Companies, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in any New York Court, and each party irrevocably submits to the exclusive jurisdiction of the New York Courts in any Related Proceeding (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any New York Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive). The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any Related Proceeding brought in any New York Court has been brought in an inconvenient forum. To the extent that any party hereto has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each such party irrevocably waives, to the full extent permitted by applicable law, such immunity in respect of any such suit, action or proceeding. Each Company, each Initial Guarantor and each Post-Closing Guarantor (as of the date such Post-Closing Guarantor becomes a party hereto pursuant to a Purchase Agreement Joinder) hereby designates and appoints CT Corporation System, at 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of any Company or any Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the U.S. on terms substantially similar to those contained herein and reasonably satisfactory to the Initial Purchasers. If the Process Agent shall cease to act as agent for services of process, the Companies and the Guarantors shall appoint, without unreasonable delay, another such agent, and notify the Initial Purchasers of such appointment. Each Company, each Initial Guarantor and each Post-Closing Guarantor (as of the date such Post-Closing Guarantor becomes a party hereto pursuant to a Purchase Agreement Joinder) represents to the Initial Purchasers that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each Company further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon any Company or any Guarantor in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Initial Purchasers or the person controlling the Initial Purchasers to serve process in any other manner permitted by law.

20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment.

21. Foreign Taxes. All payments made by any Company or any Guarantor under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Luxembourg or any jurisdiction of formation and domicile of any Guarantor or any political subdivision or any taxing authority thereof or therein unless any Company and any such Guarantor are or become required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Companies and the Guarantors, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Initial Purchaser and each person controlling any Initial Purchaser, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Initial Purchaser’s or controlling person’s being connected with Luxembourg or such jurisdiction of formation and domicile of any such Guarantor other than by reason of its being an Initial Purchaser or a person controlling any Initial Purchaser under this Agreement.

22. No Fiduciary Duty. The Companies and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between any Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Companies or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Companies and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Companies and the Guarantors; and (e) the Companies and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Companies and the Guarantors hereby waive any claims that the Companies and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

23. Specific Limitation for German Guarantors.

(a) The restrictions in this Section 23 shall apply to any (i) covenant, (ii) indemnity, or (iii) other payment obligation under this Agreement (the “German Guaranty”) in each case granted by a Guarantor (a “German Guarantor”) incorporated under the laws of Germany as a limited liability company (“GmbH”) for liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect subsidiary of such Guarantor). For the avoidance of doubt, the restrictions in this Section 23 shall apply only when such German Guarantors become a party hereto pursuant to a Purchase Agreement Joinder.

(b) The restrictions in this Section 23 shall not apply in respect of a German Guaranty to the extent the German Guarantor secures any liabilities in connection with the Notes and amounts of the payment received by the Companies for the Notes are lent or otherwise passed on (directly or indirectly) to the relevant German Guarantor or its subsidiaries (in particular, amounts of payments received by the Companies for the Notes are used by the Companies to repay indebtedness of the relevant German Guarantor or its subsidiaries under the senior secured term loan) and such amount is not is not repaid by the relevant German Guarantor (or its subsidiaries) for as long as such amounts on-lent or otherwise (directly or indirectly) passed on as set out above have not been the subject of an adjustment in the calculation of the relevant German Guarantor’s Net Assets in accordance with Section 23(d) below.

(c) Restriction on Payment

i. The parties to this Agreement agree that if payment under the German Guaranty would (A) cause the amount of a German Guarantor’s net assets, as calculated pursuant to Section 23(d) below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Company Act (“GmbHG”) (such event is hereinafter referred to as a “Capital Impairment”) or (B) deprive the German Guarantor of the liquidity necessary to fulfill its financial liabilities to its creditors a (“Liquidity Impairment”), then the Initial Purchasers shall, subject to Section 23(c)(i) and (ii), demand payment under the German Guaranty from such German Guarantor only to the extent such Capital Impairment or Liquidity Impairment would not occur.

ii. The restrictions set out in Section 23(c) in relation to a Liquidity Impairment shall cease to apply, if, at the time a demand for payment under the German Guaranty is made against a German Guarantor, such German Guarantor is unable to pay its debts as they fall due (zahlungsunfähig) or (ii) insolvency proceedings (Insolvenzverfahren) over any of such German Guarantor’s assets have been opened.

iii. If the relevant German Guarantor does not notify the Initial Purchasers in writing (the “Management Notification”) within fifteen (15) Business Days after the Initial Purchasers notified such German Guarantor in writing of its intention to demand payment under the German Guaranty that a Capital Impairment or Liquidity Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment or Liquidity Impairment would occur in the form of a management balance sheet (including explanations with regard to the Liquidity Impairment) and providing prima facie evidence that a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 23(e) would not prevent such Capital Impairment and/or Liquidity Impairment), then the restrictions set forth in clause (i) of this Section 23(c) shall not apply.

iv. If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in Section 23(f)) within thirty (30) Business Days from the date on which the Initial Purchasers received the Management Notification, then the restrictions set out in clause (i) of this Section 23(c) shall not apply and the Initial Purchasers shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.

(d) Net Assets. The calculation of net assets (the “Net Assets”) shall only take into account the sum of the values of the assets of the relevant German Guarantor determined in accordance with applicable law and court decisions and, if there is no positive going concern (positive Fortführungsprognose) based on the lower of book value (Buchwert) and liquidation value (Liquidationswert) (consisting of all assets which correspond to those items listed in section 266 subsection (2) A, B and C of the German Commercial Code (“HGB”)) less the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B, C and D of the HGB). For the purposes of calculating Net Assets, the following balance sheet items shall be adjusted as follows:

i. the amount of any increase in the registered share capital of the relevant German Guarantor which became effective after the date hereof and which was resolved and implemented without the prior written consent of the Initial Purchasers or as permitted under the restrictive covenants in the Indenture shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

ii. any payments received by the German Guarantor from the Companies in connection with the Notes which have been or are lent or otherwise passed on to the relevant German Guarantor or to any subsidiary of such German Guarantor and which have not yet been repaid at the time when payment under the German Guaranty is demanded, shall be disregarded for as long as no demand has been made in relation to such amounts lent or otherwise (directly or indirectly) passed on as set out above under the Guarantee by the relevant German Guarantor in accordance with Section 23(b) above; and

iii. loans or other contractual liabilities or indebtedness incurred by the relevant German Guarantor in gross-negligent or willful breach of the provisions of this Agreement and the Indenture shall not be taken into account as liabilities.

(e) Mitigation.

i. The relevant German Guarantor shall realize, to the extent legally permitted and commercially justifiable in a situation where it does not have sufficient Net Assets to maintain its registered share capital, all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets but only if the relevant asset is not necessary for the German Guarantor’s business (betriebsnotwendig).

ii. The limitations on demanding payment under this German Guaranty set out in this Section 23(e) shall not apply if and to the extent that the relevant German Guarantor is legally permitted to dissolve hidden reserves or setting-off claims to avoid demanding payment under the German Guaranty causing a Capital Impairment of the relevant German Guarantor provided that it is commercially justifiable to take such measures.

(f) Auditors’ Determination.

i. If the relevant German Guarantor claims that a Capital Impairment or Liquidity Impairment would occur on payment under this German Guaranty and the Initial Purchasers have requested an Auditors’ Determination (as defined below), the German Guarantor shall (at its own cost and expense) arrange for the preparation of a balance sheet by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this German Guaranty would cause a Capital Impairment or Liquidity Impairment (the “Auditors’ Determination”).

ii. The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Section 23(d) above, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Section 23(h) below, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Initial Purchasers.

iii. Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in Section 23(e) above shall continue to exist.

(g) Improvement of Financial Condition. If, after they have been provided with an Auditors’ Determination which prevented them from demanding any or only partial payment under this German Guaranty, the Initial Purchasers ascertain in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Section 23(e)), the Initial Purchasers may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles (unless a change of law or court practice requires otherwise) that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to clause (i) of Section 23(f) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment or Liquidity Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Initial Purchasers may demand payment under this German Guaranty to the extent that the Auditors determine that the Capital Impairment or Liquidity Impairment has been cured.

(h) No Waiver. Nothing in this Section 23 shall limit the enforceability, legality or validity of this German Guaranty nor shall it prevent the Initial Purchasers from claiming in court that the provision of this German Guaranty by and/or demanding payment under this German Guaranty against the relevant German Guarantor does not fall within the scope of section 30 of the GmbHG. The Initial Purchasers’ rights to any remedies it may have against the relevant German Guarantor shall not be limited if it is ascertained by a final court decision that section 30 of the GmbHG did not apply. The agreement of the Administrative Agent to abstain from demanding any or part of the payment under this German Guaranty in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement to the Initial Purchasers.

(i) GmbH & Co KG. The aforementioned provisions shall apply to a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) mutatis mutandis provided that any Capital Impairment and/or Liquidity Impairment shall be determined in relation to the general partner.

(j) Construction. Sub-clauses (a) to (i) above shall be construed in light of the interpretation such provisions would be given were it to be governed by German law.

24. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Companies, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

25. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

26. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Companies, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TRINSEO MATERIALS OPERATING S.C.A. acting through its general partner
Trinseo Materials S.á r.l.

By

	Name:	John Feenan
	Title:	CFO

TRINSEO MATERIALS FINANCE, INC. acting through its general partner
Trinseo Materials Operating S.C.A.

By

	Name:	John Feenan
	Title:	CFO

STYRON US HOLDING, INC.

By

	Name:	John Feenan
	Title:	CFO

STYRON LLC

By

	Name:	John Feenan
	Title:	CFO

DEUTSCHE BANK SECURITIES INC.

By:	Deutsche Bank Securities Inc.,
as Authorized Representative

By:

	Name:	Christopher Blum
	Title:	Managing Director

By:

	Name:	Jackson Merchant
	Title:	Director

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased

Deutsche Bank Securities Inc.	$216,416,667
Barclays Capital Inc.	216,416,666
HSBC Securities (USA) Inc.	216,416,666
Goldman, Sachs & Co.	172,250,000
Scotia Capital (USA) Inc.	172,250,000
BMO Capital Markets Corp.	110,416,667
Mizuho Securities USA Inc.	110,416,667
SMBC Nikko Capital Markets Limited	110,416,667
Total	$1,325,000,000

SCHEDULE II

LIST OF GUARANTORS

Guarantor	Jurisdiction of Incorporation
Styron Australia Pty Ltd.	Australia
Styron Belgium B.V.B.A.	Belgium
Styron Canada ULC	Canada – Nova Scotia
Styron Deutschland GmbH	Germany
Styron Deutschland Anlagengesellschaft mbH	Germany
Styron Materials Ireland	Ireland
Styron Italia S.r.l.	Italy
Styron Finance Luxembourg S.à r.l.	Luxembourg
Styron Holding B.V.	Netherlands
Styron Netherlands B.V.	Netherlands
Styron Sverige AB	Sweden
Styron Europe GmbH	Switzerland
Styron UK Limited	United Kingdom
Styron US Holding, Inc.	United States – Delaware
Styron LLC	United States – Delaware

SCHEDULE III

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

PRICING TERM SHEET

Trinseo Materials Operating S.C.A.

Trinseo Materials Finance, Inc.

$1,325,000,000 8.750% Senior Secured Notes due 2019

January 24, 2013

Pricing Supplement

Pricing Supplement dated January 24, 2013 to the Preliminary Offering Memorandum dated January 17, 2013 of Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuers	Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc.

Initial Guarantors as of the Closing Date	Styron US Holding, Inc.; Styron LLC

Title of Securities	8.750% Senior Secured Notes due 2019 (the “Notes”).

Aggregate Principal Amount	$1,325,000,000

Distribution	144A/Regulation S with Registration Rights

Maturity Date	February 1, 2019

Issue Price	100%

Coupon	8.750%

Yield to Maturity	8.750%

Spread to Benchmark Treasury	773 basis points

Benchmark Treasury	1.250% U.S. Treasury due January 31, 2019

Interest Payment Dates	February 1 and August 1 of each year, beginning on August 1, 2013.

Record Dates	January 15 and July 15 of each year.

Ratings*	B1 (Moody’s)/ B+ (S&P)

Trade Date	January 24, 2013

Settlement Date	January 29, 2013 (T+3)

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to August 1, 2015.

Optional Redemption	At any time on or prior to August 1, 2015, up to 10% of the Notes during each twelve month period commencing with the issue date at a redemption price of 103% plus accrued and unpaid interest.

On or after August 1, 2015 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on August 1 of the years indicated below:

Year	Price

2015	104.375%

2016	102.188%

2017 and thereafter	100.000%

Equity Clawback	Up to 35% at 108.750% prior to August 1, 2015

Change of Control	101% plus accrued and unpaid interest

Other Changes to the Preliminary Offering Memorandum	The date of October 1, 2011 in the first paragraph, sub-clause (c)(i), under the section “Description of Notes – Certain covenants – Limitation on Restricted Payments” is changed to January 1, 2013.

The following language shall be deleted from sub-clause (8) of the definition “Asset Disposition”: “or, solely for purposes of clause (3) of the first paragraph under “– Certain Covenants – Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments”

Joint Book-Running Managers	Deutsche Bank Securities Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

Goldman, Sachs & Co.

Scotia Capital (USA) Inc.

BMO Capital Markets Corp.

Mizuho Securities USA Inc.

SMBC Nikko Capital Markets Limited.

CUSIP Numbers	Rule 144A: 89668Q AA6

Regulation S: L9339WAA7

ISIN Numbers	Rule 144A: US89668QAA67

Regulation S: USL9339WAA73

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Supplement having been sent via, or posted on, Bloomberg or another electronic mail system.

SCHEDULE IV

A. Insert list of each document provided as an amendment or supplement to the Preliminary Offering Memorandum: NONE

B. Insert list of any road show materials that are Free Writing Offering Documents: NONE

SCHEDULE V

Post-Closing Collateral Requirements

The Companies shall use their reasonable efforts to deliver to the Initial Purchasers, the Trustee and the Collateral Agent the documents described below within 90 days after the Closing Date. The Companies may, in their reasonable discretion and in consultation with the Trustee and the Collateral Agent, extend such 90 day time period with respect to any such document to such longer time period as the Companies reasonably believe in good faith is necessary to deliver such documents; provided that the Companies shall provide written notice of any such extension to the Trustee for the benefit of the holders of the Notes, which notice shall describe in reasonable detail the Collateral to which the applicable documents apply and the length of such extension.

Guarantors. Each Post-Closing Guarantor shall become a signatory to this Agreement pursuant to the Joinder Agreement, a party to the Registration Rights Agreement pursuant to the Registration Rights Joinder and a party to a supplemental indenture to the Indenture (the “Supplemental Indenture”) and the applicable Security Documents, subject to exceptions and limitations otherwise set forth in the Indenture and the Security Documents (to the extent appropriate in the applicable jurisdiction) and shall have taken all actions necessary to perfect the liens created by the Security Documents to which it is a party, other than any actions that are not required by such Security Documents.

Foreign Counsel Collateral Documentation. The Companies shall, and shall cause each of the Guarantors to deliver (to the extent not required to be delivered on the Closing Date pursuant to the Indenture and the Security Documents), in each case, in form and substance satisfactory to the Initial Purchasers (acting reasonably), duly executed instruments, documents and agreements to effect the granting and perfection (if required therein) of a security interest in favor of the Collateral Agent for the benefit of the holders of the Notes on the assets of the Companies and the Guarantors (other than Styron France S.A.S. and Styron Spain S.L.) that have been pledged as collateral securing the loans under the Credit Agreement.

Foreign Local Counsel Opinions. The Companies shall have taken those steps necessary for issuing written opinions of local counsel in the following jurisdictions (to the extent customarily provided in the relevant jurisdiction by local counsel to the Companies and to the extent to be provided by local counsel to the Initial Purchasers) in form and substance reasonably satisfactory to the Initial Purchasers:

•	Australia

•	Belgium

•	Canada

•	England and Wales

•	France

•	Germany

•	Hong Kong

•	Ireland

•	Italy

•	Luxembourg

•	Netherlands

•	People’s Republic of China

•	Singapore

•	Spain

•	Sweden

•	Switzerland

Mortgaged Properties.With respect to each Mortgaged Property, the Companies and the Guarantors shall deliver to the Collateral Agent the following documents, in each case in form and substance satisfactory to the Initial Purchasers and the Trustee:

(i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in the appropriate filing or recording offices in order to create a valid and subsisting perfected lien on the property and/or rights described therein in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness incurred pursuant to the Indenture and the Notes, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value);

(ii) other than with respect to Mortgaged Properties located in Australia, Belgium, England and Wales, Germany, Hong Kong (unless the Initial Purchasers and/or the Trustee determines, in its reasonable opinion, there to be a defect in such title), Italy, Luxembourg, The Netherlands, Singapore, Sweden, Switzerland and any other jurisdiction, as reasonably determined by the Initial Purchasers and/or the Trustee, in which title insurance is not customary, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and the benefit of the Trustee and the holders of the Notes (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Initial Purchasers in form and substance and in an amount reasonably acceptable to the Initial Purchasers (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting liens on the property described therein, pari passu with the liens of the mortgages securing the obligations pursuant to the Credit Agreement and otherwise, free and clear of all liens other than liens permitted under the Indenture and other liens reasonably acceptable to the Initial Purchasers, each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Initial Purchasers, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Initial Purchasers) as shall be reasonably requested by the Initial Purchasers (which may include endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity), doing business, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, address, separate tax lot and so-called comprehensive coverage over covenants and restrictions, in each case only if available after the Company uses commercially reasonable efforts); provided, however, the Companies and Guarantors shall not be obligated to obtain a “creditor’s rights” endorsement);

(iii) customary legal opinions (as determined with reference to any applicable jurisdiction), addressed to the Trustee, the Collateral Agent, the Initial Purchasers and the holders of the Notes, reasonably acceptable to the Initial Purchasers and the Trustee as to such matters as the Initial Purchasers and the Trustee may reasonably request;

(iv) in the case of any such Mortgaged Property located in the United States and, if reasonably requested by the Initial Purchasers or the Trustee, to the extent customary in any other jurisdiction in which a Mortgaged Property is located, a survey or express map of such Mortgaged Property certified to the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Notes sufficient in form to delete the standard survey exception in the Mortgage Policies and to provide the Collateral Agent with endorsements to such policy as shall be reasonably requested by the Initial Purchasers or the Trustee; provided that, notwithstanding the foregoing requirements in this clause (iv), with respect the Mortgaged Property located in Midland, Michigan a copy of an existing survey shall be deemed to satisfy this requirement;

(v) in the case of any such Mortgaged Property located in the United States, a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Companies and each Guarantor relating thereto);

(vi) in the case of any such Mortgaged Property located in the United States or to the extent customary in the jurisdiction of where such Mortgaged Property is located, a copy of a certificate as to coverage under the insurance policies required by the Indenture and the Security Documents including, without limitation, flood insurance policies, each of which shall be endorsed or otherwise amended to include a “Standard” or “New York” lender’s loss payable or mortgage endorsement (as applicable) and shall name the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Notes, as additional insured, in form and substance satisfactory to the Initial Purchasers and the Trustee; and

(vii) to the extent reasonably requested by the Initial Purchasers or the Trustee, copies of, or counterparts addressed to or in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes of, any other documents, instruments or other items delivered to the Administrative Agent in connection with the collateral securing the obligations pursuant to the Credit Agreement.

Definitions. As used in this Schedule V, the following terms shall have the meanings set forth below:

“Designated Real Property” means any real property owned or leased by the Companies or any Guarantor as of the Closing Date that is located in the Federal Republic of Germany or Switzerland.

“Material Real Property” means any real property owned by the Companies or any Guarantor that is (i) located in the United States and has a fair market value in excess of $5,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Companies in good faith) and (ii) located outside of the United States and has a fair market value in excess of $10,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably determined by the Companies in good faith); provided that at no time shall any real property located in the Federal Republic of Germany or Switzerland that is owned or leased by the Companies or any Guarantor (including any Designated Real Property) be considered Material Real Property.

“Mortgage” means collectively, the deeds of trust, trust deeds, debentures, hypothecs and mortgages made by the Companies and the Guarantors in favor or for the benefit of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes creating and evidencing a lien on a Mortgaged Property in form and substance reasonably satisfactory to the Initial Purchasers and the Trustee, and any other mortgages executed and delivered pursuant to the Indenture or the Security Documents.

“Mortgaged Property” shall mean (i) any Material Real Property and (ii) any real property owned or leased by the Companies or any Guarantor which is subject to a lien in favor of the Administrative Agent securing the obligations pursuant to the Credit Agreement.

Exhibit A

FORM OF PURCHASE AGREEMENT JOINDER

TRINSEO MATERIALS OPERATING S.C.A. and

TRINSEO MATERIALS FINANCE, INC.

$1,325,000,000 8.750% SENIOR SECURED NOTES DUE 2019

WHEREAS, Trinseo Materials Operating S.C.A., a société en commandite par actions (“partnership limited by shares”) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach and registered in the Luxembourg Trade and Companies Register under number B153586 and Trinseo Materials Finance, Inc., a Delaware corporation, (each a “Company” and together, the “Companies”), the Initial Purchasers named in the Purchase Agreement referenced below (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated January 24, 2013 (the “Purchase Agreement”), providing for the issuance and sale of the Notes (as defined therein); and

WHEREAS, in connection therewith, each Guarantor (as defined in the Purchase Agreement) that was originally not a party thereto have agreed to join in the Purchase Agreement pursuant to this agreement (this “Joinder Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, the undersigned Guarantors hereby agree for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement.

2. Representations, Warranties and Agreements of the Company. The Companies hereby make as of the date hereof, with respect to the Companies and the Guarantors, jointly and severally with the Guarantors, each representation and warranty in the Purchase Agreement relative to the Companies and the Guarantors, with each reference therein to (a) the Companies constituting for this purpose a reference to the Companies and (a) the Guarantors constituting for this purpose a reference to the Guarantors.

3. This Joinder Agreement has been duly and validly authorized, executed and delivered by each of the Post-Closing Guarantors party hereto.

4. [Language required under the laws of the jurisdiction of such Guarantor at time of execution of this Joinder Agreement.]

5. Counterparts. This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

6. Amendments. No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

7. Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

8. CONSTRUCTION. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this agreement this      day of             , 2013.

COMPANIES:	TRINSEO MATERIALS OPERATING S.C.A.

By:
Name:
Title:

TRINSEO MATERIALS FINANCE, INC.

By:
Name:
Title:

GUARANTORS:	[ ]

By:
Name:
Title:

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and as
Authorized Representative of the
Initial Purchasers

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

                    , 2013

Reference is made to the Purchase Agreement, dated                     , 2013 (the “Purchase Agreement”), by and among Deutsche Bank Securities Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc. (collectively, the “Issuers”) and the guarantors named therein. Capitalized terms used and not otherwise defined herein have the definitions used in the Purchase Agreement.

I, John A. Feenan, Chief Financial Officer of Trinseo S. A. (the “Company”), the parent entity of Issuers, do hereby certify, in my capacity as Chief Financial Officer and not in my individual capacity, as follows:

1.	Based on my knowledge, the financial information included in the Preliminary Offering Memorandum and Offering Memorandum for the three month period ended December 31, 2012, that is set forth in Schedule A hereto, fairly present in all material respects the financial condition, results of operations and cash flows of the Issuers as of December 31, 2012, and for the three month period ended December 31, 2012, as applicable. Such financial information for the three month period ended December 31, 2012 that is set forth in Schedule A hereto, agree with the books and records of the Issuers.

2.	Based on my knowledge, the financial estimates and projections for 2013 related to the (i) Schkopau expansion and (ii) annualized cost savings that are set forth in Schedule B hereto, included in the Preliminary Offering Memorandum and Offering Memorandum are reasonable and fair in light of current facts and circumstances known to me as of the date hereof.

This certificate is being furnished to the Initial Purchasers solely to assist them in conducting their due diligence investigation of the Company and its subsidiaries in connection with the offering of the Notes. This certificate may be relied upon by the Initial Purchasers solely for this purpose. Without the written consent of the Company: (i) no person other than the Initial Purchasers may rely upon this certificate for any purpose; (ii) this certificate may not be cited or quoted in any financial statement, prospectus, offering memorandum or other similar document; (iii) this certificate may not be cited or quoted in any other document or communication which might encourage reliance upon this certificate by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this certificate may not be furnished to anyone for purposes of encouraging such reliance.